Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DIRTT Environmental Solutions Ltd. of our report dated February 26, 2025 relating to the financial statements, which appears in DIRTT Environmental Solutions Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

June 27, 2025

PricewaterhouseCoopers LLP

111 5th Avenue South West, Suite 2900, Calgary, Alberta, Canada T2P 5L3

T.: +1 403 509 7500, F.: +1 403 781 1825, Fax to mail: ca_calgary_main_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.